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                                                                      Exhibit 21

                    UNION TANK CAR COMPANY AND SUBSIDIARIES
                        SUBSIDIARIES OF THE REGISTRANT
                            as of December 31, 2000

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
                                                            Jurisdiction Under
                                                             Which Organized
                                                             ---------------
Atlas Bolt & Screw Company                                     Delaware
Atlas Bolt & Screw Company of Canada (1995) Ltd.               Canada
Bushwick Metals, Inc.                                          Delaware
Deerwood Fasteners International, Inc.                         North Carolina
Enersul Holdings Inc.                                          Alberta
Enersul Inc.                                                   Alberta
E. S. Investments Inc.                                         Alberta
Exsif SAS                                                      France
Exsif Worldwide, Inc.                                          Delaware
Future Metals, Inc.                                            Delaware
Huron Steel Company, Inc.                                      Michigan
Marmon/Keystone Anbuma, S.A.                                   Belgium
Marmon/Keystone Corporation                                    Delaware
The Marmon Group of Canada Ltd.                                Canada
McKenzie Valve & Machining Company                             Delaware
Pan American Screw, Inc.                                       Delaware
Procor Alberta Inc.                                            Alberta
Procor LPG Storage Inc.                                        Alberta
Procor Limited                                                 Canada
Procor Sulphur Services Inc.                                   Alberta
Rail Car Associates Limited Partnership                        Illinois
Railserve, Inc.                                                Delaware
Railserve Inc.                                                 Canada
Robertson Inc.                                                 Canada
Tiger Industries (1997) Inc.                                   Alberta
Tiger-Sunbelt Industries, Inc.                                 Delaware
Trackmobile, Inc.                                              Georgia
Uni-Form Components Co.                                        Delaware
Union Tank Car Rail Services Company                           Delaware
Worldwide Containers, Inc.                                     Delaware
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All subsidiaries listed above are wholly-owned, except for Worldwide Containers,
Inc. (the Company owns 79.8%), and are included in the consolidated financial statements incorporated herein.